SETTLEMENT AND GENERAL RELEASE AGREEMENT



     THIS SETTLEMENT AND GENERAL RELEASE AGREEMENT (the "Agreement") is made and entered into as of the 25th day of July, 1997 by and between Daniel J. Fraisl ("Fraisl" or the "Employee"), Software Publishing Corporation Holdings, Inc. (formerly known as Allegro New Media, Inc.), a Delaware corporation ("SPCH"), and Software Publishing Corporation, a Delaware corporation ("SPC") (collectively, the "Parties"). The Parties acknowledge that the terms and conditions of this Agreement have been voluntarily agreed to and that such terms are final and binding.

     WHEREAS, Fraisl has been employed by SPCH and SPC as Vice President - Research and Development; and

     WHEREAS, SPCH and SPC accept Fraisl's resignation as an employee and officer; and

     WHEREAS, the Parties now desire to settle fully and finally all claims Fraisl may have against SPCH or SPC and that SPCH or SPC may have against Fraisl and others released herein, including, but not limited to, any matters arising out of Fraisl's employment with SPCH and SPC and his separation therefrom;

     NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

     1. Non-Admission of Liability or Wrongdoing.

     This Agreement shall not be construed in any way as an admission by the Parties that any of them have acted wrongfully with respect to each other or any other person or that any one of them has any rights whatsoever against the others.

     2. Resignation.

     Fraisl hereby resigns as an officer and employee of SPCH and SPC. Fraisl agrees to return to SPCH or SPC all assets, equipment or other items which are owned by SPCH or SPC not later than six (6) months after the date of this Agreement.

     3. Consideration to Fraisl.

     (a) On the eighth day after the execution and delivery of this Agreement:

     (i) SPCH shall pay to Fraisl an amount equal to EIGHTY-FIVE THOUSAND DOLLARS $85,000;


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     (ii) SPCH shall pay to Fraisl an amount  equal to  $6,977.61  in respect of accrued vacation; and

     (iii) SPCH shall continue to make all payments in respect of health insurance for Fraisl's benefit for a period of 6 months after the date of this Agreement.

     (b) Subject to the terms of the Stock Option Plans pursuant to which such stock options were granted, all incentive stock options granted to Fraisl by SPCH or SPC shall be exercisable for a period of three (3) months from and after the date hereof to the extent otherwise exercisable, and thereafter shall terminate. Subject to the terms of the Stock Option Plans pursuant to which such stock options were granted and applicable law, SPCH, SPC and Fraisl shall treat all incentive stock options granted to Fraisl by SPCH or SPC as non-qualified options, and any such non-qualified options shall be exerciseable for the period set forth in clause (c) below.

     (c) Subject to the terms of the Stock Option Plans pursuant to which such stock options were granted, all non-qualified stock options granted to Fraisl by SPCH or SPC shall be exercisable for a period of six (6) months from and after the date hereof to the extent otherwise exercisable, and thereafter shall terminate.

     4. Complete Release.

     (a) As a material inducement to SPCH and SPC to enter into this Agreement, Fraisl hereby waives, releases and discharges SPCH and SPC, their respective officers, directors, stockholders, employees, agents, attorneys, subsidiaries, servants, successors, insurers, affiliates and their successors and assigns, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, including, but not limited to, any claim that Fraisl has asserted, now asserts or could have asserted. This includes, but is not limited to, claims arising under Federal, State or local laws prohibiting employment or other discrimination or claims growing out of any legal restrictions on the Company's rights to terminate its employees, including without limitation any claim arising under Title VII of the United States Code. It is expressly understood by Fraisl that among the various rights and claims being waived by him in this release are those arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. 621, et seq.) and any and all rights Fraisl may have pursuant to the Employment Agreement dated April 7, 1995 between Fraisl and SPCH, as amended, and pursuant to the Management Continuity Agreement dated January 8, 1996 between Fraisl and SPC, as amended. Notwithstanding anything else contained in this agreement, this agreement is not intended to release any rights Fraisl has with respect to his participation in company sponsored stock option plans, the SPC sponsored 401K or any rights Fraisl has to seek and obtain indemnification and/or defense in the event that any claim is asserted against Fraisl by a third party. Fraisl represents and warrants that he is not aware of any pending or threatened claims by a third party which might give rise to such a claim for indemnification of defense.
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     (b) As a material  inducement to Fraisl to enter into this Agreement,  each of SPCH and SPC hereby irrevocably and unconditionally waive, release and discharge Fraisl, his agents and attorneys, successors and assigns from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative or otherwise), damages, debts, demands, obligations of any other nature, past or present, presently known to SPCH or SPC, whether in law or in equity, whether founded upon contract (expressed or implied, tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof arising out of his employment and resignation therefrom or the termination thereof, including, but not limited to, any claim that SPCH or SPC has asserted, now asserts or could have asserted, so long as such action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative or otherwise), damages, debts, demands or obligations of any other nature do not arise out of or relate to any willful misconduct, negligence or fraud committed by Fraisl, any violation by Fraisl of Section 16 of the Securities Exchange Act of 1934, as amended or the agreements of Fraisl contained herein or in the Consulting Agreement of even date herewith between Fraisl and SPC (the "Consulting Agreement").

     (c) It is understood and agreed by the Parties that the facts and respective assumptions of law in contemplation of which this Agreement is made may hereafter prove to be other than or different from those facts and assumptions now known, made or believed by them to be true. The Parties expressly accept and assume the risk of the facts and assumptions to be so different, and agree that all terms of this agreement shall be in all respects effective and not subject to termination or reclusion by any such difference in facts or assumptions of law.

     5. Acknowledgments.

     Fraisl acknowledges that:

     (a) He has had a full twenty-one (21) days within which to consider this Agreement before executing it;

     (b) He has carefully read and fully understands all of the provisions of this Agreement;

     (c) He is, through this Agreement, releasing SPCH, SPC and their affiliates from any and all claims he may have against any of them;

     (d) He knowingly and voluntarily agrees to all of the terms set forth in this Agreement;

     (e) He knowingly and voluntarily intends to be legally bound by the same;

     (f) He was advised and hereby is advised in writing to consider the terms of this Agreement and consult with an attorney of his choice prior to executing this Agreement;


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     (g) He has a full seven (7) days  following the execution of this Agreement to revoke this Agreement and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired;

     (h) He understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. 621 et seq.) that may arise after the date of this Agreement is executed are not waived.

     6. Non-Disclosure.

     Fraisl shall not disclose or deliver to any other party certain trade secrets or confidential or proprietary information gained through employment with SPCH or SPC. This includes, but is not limited to, proprietary technologies, software programs and tools, financial information, business plans, systems files, algorithms, file structures, customer lists, supplier lists, internal program structures, options, documentation and data developed by SPCH or SPC or any subsidiary or division thereof. Fraisl agrees that any breach of this Section 6 will cause SPCH and SPC substantial and irreparable damages that would not be quantifiable and therefore, in the event of any such breach, in addition to other remedies that may be available, SPCH and SPC shall have the right to seek specific performance and other injunctive and equitable relief.

     7. Non-Disparagement.

     The Parties mutually agree not to publish, communicate or disseminate any negative information as regards each other, or to make public any information regarding this Agreement to the media, suppliers, vendors and other industry participants, or in any way to any other person, except that they may disclose its contents to their respective financial advisors, accountants and attorneys and as required by law.

     8. No Representations.

     The Parties represent that in signing this Agreement, they do not rely on nor have they relied on any representation or statement not specifically set forth in this Agreement by any of the releasees or by any of the releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

     9. Successors.

     This  Agreement  shall be  binding  upon and  inure to the  benefit  of the
Parties  and  their  respective  administrators,   representatives,   executors,
successors and assigns.

     10. Governing Law.

     This agreement is made and entered into in this State of California, and shall in all respects be interpreted, enforced and governed under the laws of the State of California.


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     11. Arbitration.

     (a) Any dispute arising between the Parties, including but not limited to those pertaining to the formation, validity, interpretation, effect or alleged breach of this Agreement ("Arbitrable Dispute") will be submitted to arbitration in San Jose, California, before an experienced employment arbitrator and selected in accordance with the rules of the American Arbitration Association labor tribunal. Each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with presenting their claim. Other costs of the arbitration, including the fees of the arbitrator, cost of any record or transcript of the arbitration, administrative fees, and other fees and costs shall be borne equally by the Parties.

     (b) Should any party to this Agreement hereafter institute any legal action or administrative proceedings against another party with respect to any claim waived by this Agreement or pursue any other Arbitrable Dispute by any method other than said arbitration, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys' fees incurred as a result of such action.

     12. Proper Construction.

     (a) The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties;

     (b) As used in this Agreement, the term "or" shall be deemed to include the term "and/or" and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires;

     (c) The paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

     13. Severability.

     Should any of the provisions of this Agreement be declared or be determined to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

     14. Entire Agreement.

     This Agreement sets forth the entire agreement between the Parties, and fully supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter hereof. All other contracts, agreements or understandings between the Parties, other than the Consulting Agreement, are null and void.


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     15. Counterparts.

     This Agreement may be executed in counterparts. Each counterpart shall be deemed an original, and when taken together with the other signed counterpart, shall constitute one fully executed Agreement.

     PLEASE READ CAREFULLY. THIS SETTLEMENT AND GENERAL RELEASE AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Dated: San Jose, California         Dated: San Jose, California
       July 25, 1997                       July 25, 1997

SOFTWARE PUBLISHING CORPORATION
   HOLDINGS, INC.

By:  /s/ Barry A. Cinnamon              /s/Daniel J. Fraisl
     Name:  Barry A. Cinnamon           Daniel J. Fraisl
     Title: President

SOFTWARE PUBLISHING CORPORATION

By:  /s/ Barry A. Cinnamon
     Name:  Barry A. Cinnamon
     Title: President